                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                --------------

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  June 28, 1996
                                                         ---------------


                               Individual, Inc.
                               ----------------
               (Exact Name of Registrant as Specified in Charter)



     Delaware                       0-27734                 04-3036959
- ----------------------------      -----------               ----------
(State or Other Jurisdiction      (Commission               (I.R.S. Employer
of Incorporation)                 File Number)              Identification No.)


8 New England Executive Park
West,
Burlington, Massachusetts                                       01803
- -------------------------------                                 ----------
(Address of Principal Executive                                 (Zip Code)
Offices)



      Registrant's telephone number, including area code:  (617) 273-6000
                                                           --------------

Item 2.    Acquisition or Disposition of Assets.

        On June 28, 1996, Individual, Inc. ("Individual") completed the acquisition of FreeLoader, Inc. a Delaware corporation ("FreeLoader"), by means of a merger (the "Merger") of FL Merger Corp., a Delaware corporation and wholly-owned subsidiary of Individual ("Merger Sub"), with and into FreeLoader, with FreeLoader continuing as the surviving corporation, pursuant to that certain Agreement and Plan of Reorganization dated as of May 30, 1996 by and among Individual, Merger Sub, FreeLoader and Mark Pincus and Sunil Paul (the "Principal Stockholders") (the "Merger Agreement"). As a result of the Merger, FreeLoader became a wholly-owned subsidiary of Individual. The Merger was effected by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on June 28, 1996.

        Individual develops and markets a suite of customized information services that provide knowledge workers with daily personalized current awareness reports, while offering information providers and advertisers new ways, to reach targeted audiences. FreeLoader's client-based software provides user-specified retrieval of Internet and World Wide Web content for downloading directly to the users hard drive, and advertising-based screen savers.

        Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger, each outstanding share of FreeLoader Common Stock, $ .001 par value per share (the "FreeLoader Common Stock"), was converted into the right to receive 0.1305 (the "Exchange Ratio") shares of Individual Common Stock, $.01 par value (the "Individual Common Stock") (subject to payment in cash in lieu of any fractional shares). For purposes of calculating the Exchange Ratio, each issued and outstanding share of FreeLoader Common Stock prior to the Merger was valued at $2.545. As a result of the Merger, the former stockholders of FreeLoader received an aggregate of 1,514,309 shares of Individual Common Stock.

        In addition, pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger, Individual assumed all outstanding options (the "FreeLoader Options") under FreeLoader's 1996 Stock Plan. In connection with Individual's assumption of the FreeLoader Options, based on the Exchange Ratio, the shares of FreeLoader Common Stock reserved for issuance upon exercise of the outstanding FreeLoader Options were converted into an aggregate of approximately 360,180 shares of Individual Common Stock reserved for issuance thereunder.

        The terms of the Merger and the consideration received by FreeLoader's securityholders in connection therewith were the result of arm's-length negotiations between the representatives of Individual and the representatives of FreeLoader, and took into account various factors concerning the relative valuations of the businesses and the securities of Individual and FreeLoader. The terms of the Merger and the exchange of FreeLoader Common Stock for Individual Common Stock are more fully described in the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Report and is incorporated herein by reference.

        The acquisition of FreeLoader is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

        The shares of Individual Common Stock issued to the FreeLoader stockholders in connection with the Merger

(the "Merger Shares") contain "shelf" resale registration rights pursuant to the terms of that certain Registration Rights Agreement dated as of June 28, 1996 among Individual and the FreeLoader stockholders listed therein (the "Registration Rights Agreement"), a copy of which is filed as Exhibit 99.1 to this Report and is incorporated herein by reference. Pursuant to the Registration Rights Agreement, Individual is obligated to use its best efforts to file a Registration Statement on Form S-1 no later than July 18, 1996 to register the resale of the Merger Shares, and to keep the Registration Statement effective for a period of up to three years after the date of the Merger, subject to certain conditions and limitations set forth therein.

        In addition, in accordance with the terms of the Merger Agreement, Individual, the FreeLoader securityholders, Frederick Wilson, as representative of the FreeLoader securityholders, and Fleet National Bank, as escrow agent ("Fleet Bank"), entered into an Escrow Agreement dated as June 28, 1996 (the "Escrow Agreement"), pursuant to which ten percent (10%) of the Merger Shares and the shares of Common Stock issued and issuable under the FreeLoader Options (the "Escrow Shares") are to be held in escrow with Fleet Bank to secure indemnification obligations of and representations and warranties made by FreeLoader and the Principal Stockholders under the Merger Agreement. The Escrow Shares shall be released from escrow one (1) year after the effectiveness of the Merger, except with respect to any Escrow Shares required to be retained in escrow after one year to secure pending or unresolved claims against the escrow, subject to all terms and conditions set forth in the Escrow Agreement. A copy of the Escrow Agreement is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

        Individual also entered into a risk sharing arrangement (the "Risk Sharing Arrangement") with the Principal Stockholders with respect to sales by each of the Principal Stockholders of up to an aggregate of 130,500 shares of Individual Common Stock in one or more transactions between December 31, 1996 and May 31, 1997 (the "Risk Sharing Period"). The general purpose of the Risk Sharing Arrangement is for the parties to share the risks of fluctuations (either up or down) in the market price of Individual Common Stock of greater than approximately twenty percent with respect to sales made by the Principal Stockholders during the Risk Sharing Period. A copy of the Risk Sharing Arrangement is attached as Exhibit 99.3 to this Report and is incorporated by reference herein.

        Acquisitions, including Individual's acquisition of FreeLoader, involve a number of potential risks, including difficulties in the assimilation of the acquired company's operations, products and personnel, diversion of management's resources, uncertainties associated with operating in new markets and working with new employees and customers, and the potential loss of the acquired company's key employees. In order for Individual to achieve anticipated benefits from its acquisition of FreeLoader, Individual will need to integrate FreeLoader's business and key employees with Individual's existing operations and employees and to make significant expenditures for sales and marketing and product development to further develop FreeLoader's products and services and business. No assurance can be given that Individual will be successful in this regard. Moreover, even if successfully integrated, the acquired FreeLoader operations may not achieve levels of revenues or productivity comparable to those achieved by Individual's existing operations, or otherwise perform as expected.

        Management may from time to time consider other acquisitions of assets or businesses that it believes may enable Individual to acquire complementary skills and capabilities, offer new products, expand its customer base or obtain other competitive advantages. There can be no assurance that Individual will be able to successfully identify suitable acquisition candidates or complete future acquisitions. In order to finance such acquisitions, it may be necessary for Individual to raise additional funds either through public or private financings, including bank borrowings. Any financing, if available at all, may be on terms which are not favorable to Individual. In addition, issuances of Individual's equity securities for future acquisitions could result in dilution to Individual's existing stockholders.

        There can also be no assurance that the FreeLoader acquisition and any future acquisitions will not have a material adverse effect upon Individual's business and results of operations.

Item 7.     Financial Statements and Exhibits.

        (a)     Financial Statements of Business Acquired.
                -----------------------------------------


                                FREELOADER, INC.
                        (A Development Stage Enterprise)


                         INDEX TO FINANCIAL STATEMENTS







Report of Independent Accountants


Financial Statements:
 Balance Sheets at December 31, 1995 and March 31, 1996 (unaudited)


 Statements of Operations for the Period from November 13, 1995
    (Date of Inception) to December 31, 1995, the three months ended March 31, 1996 (unaudited), and the Period from November 13, 1995 (Date of Inception) to March 31, 1996 (unaudited)


 Statements of Stockholders' Equity (Deficit) for the Period from
    November 13, 1995 (Date of Inception) to December 31, 1995 and the three months ended March 31, 1996 (unaudited)


 Statements of Cash Flows for the Period from November 13, 1995
    (Date of Inception) to December 31, 1995, the three months ended March 31, 1996 (unaudited), and the Period from November 13, 1995 (Date of Inception) to March 31, 1996
    (unaudited)


 Notes to Financial Statements

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of FreeLoader, Inc. (A Development Stage Enterprise):


We have audited the accompanying balance sheet of FreeLoader, Inc. (a development stage enterprise) as of December 31, 1995, and the related statements of operations, stockholders' deficit and cash flows for the period from November 13, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FreeLoader, Inc. (a development stage enterprise) as of December 31, 1995, and the results of its operations and its cash flows for the period from November 13, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
May 29, 1996
 Except as to the information in Note J,
 for which the date is June 28, 1996

                               FREELOADER, INC.
                       (A Development Stage Enterprise)

                                BALANCE SHEETS


                                                                                    December 31,      March 31,
                             ASSETS                                                    1995             1996
                                                                                   ------------      -----------
                                                                                                     (unaudited)
Current assets:
  Cash                                                                              $   233,695      $ 2,246,748
  Prepaid expenses                                                                        7,463           17,810
                                                                                   ------------      -----------

        Total current assets                                                            241,158        2,264,558

  Property and equipment, net                                                            11,733          115,889
  Other assets, net                                                                       7,963           70,809
                                                                                   ------------      -----------

          Total assets                                                             $    260,854      $ 2,451,256
                                                                                   ============      ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                                                       31,686          210,700
  Deposits                                                                                 -              50,000
  Note payable                                                                          250,000             -
                                                                                   ------------      -----------

        Total current liabilities                                                       281,686          260,700

Commitments (Note D)

Stockholders' equity (deficit):
  Common stock, $.001 par value; authorized 6,000,000 shares at
        December 31, 1995, 17,000,000 shares at March 31, 1996;
        6,000,000 shares issued and outstanding at December 31, 1995
        and March 31, 1996                                                                6,000            6,000
  Convertible preferred stock, $.001 par value; 6,000,000 shares authorized; 5,363,637 shares issued and outstanding at
        March 31,1996                                                                      -               5,364
  Additional paid-in capital                                                             28,000        2,972,636
  Deficit accumulated during the development stage                                      (54,832)        (793,444)
                                                                                   ------------      -----------

        Total stockholders' equity (deficit)                                            (20,832)       2,190,556
                                                                                   ------------      -----------

          Total liabilities and stockholders' equity (deficit)                     $    260,854      $ 2,451,256
                                                                                   ============      ===========

   The accompanying notes are an integral part of the financial statements.

                               FREELOADER, INC.
                       (A Development Stage Enterprise)


                            STATEMENTS OF OPERATIONS





                                                               Period from                            Period from
                                                               November 13,                           November 13,
                                                              1995 (date of     Three Months         1995 (date of
                                                              inception) to        Ended             inception) to
                                                               December 31,       March 31,             March 31,
                                                                   1995              1996                  1996
                                                              -------------     ------------         -------------
                                                                                  (unaudited)          (unaudited)
Operating expenses:
 Research and development                                     $    35,315        $   352,783          $   388,098
 General and administrative                                        19,649            390,719              410,368
                                                              -----------        -----------          -----------

    Total operating expenses                                       54,964            743,502              798,466

Interest income, net                                                  132              4,890                5,022
                                                              -----------        -----------          -----------
Net loss                                                      $   (54,832)       $  (738,612)         $  (793,444)
                                                              ===========        ===========          ===========






   The accompanying notes are an integral part of the financial statements.

                               FREELOADER, INC.
                       (A Development Stage Enterprise)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                    Deficit
                                      Common Stock               Preferred Stock                   Accumulated
                                    --------------------     --------------------   Additional     during the      Total
                                    Shares                    Shares                 Paid-In      Development    Stockholders'
                                    Issued       Amount       Issued      Amount     Capital          Stage     Equity (Deficit)
                                    ------       ------       ------      ------    ----------    ------------  ----------------
Balance at November 13, 1995
    (date of inception)
Issuance of common stock on
    November 30, 1995               6,000,000   $  6,000                            $   28,000                   $      34,000

Net loss                                                                                           $  (54,832)         (54,832)
                                    ---------   --------                            ----------   -------------   --------------
Balance at December 31, 1995        6,000,000      6,000                                28,000        (54,832)         (20,832)

Issuance of Series A Convertible
    Preferred Stock for cash and
    exchange of note on
    February 29, 1996                                        5,363,637   $  5,364    2,944,636                       2,950,000

Net loss                                                                                             (738,612)        (738,612)
                                    ---------   --------     ---------   --------   ----------   -------------   --------------
Balance at March 31, 1996
    (unaudited)                     6,000,000   $  6,000     5,363,637   $  5,364   $2,972,636   $   (793,444)   $   2,190,556
                                    =========   ========     =========   ========   ==========   =============   ==============

   The accompanying notes are an integral part of the financial statements.

                               FREELOADER, INC.
                       (A Development Stage Enterprise)

                           STATEMENTS OF CASH FLOWS





                                                                                    Period from
                                                       Period from November         Three Months        November 13, 1995
                                                   13, 1995 (date of inception)        Ended           (date of inception)
                                                       to December 31, 1995         March 31, 1996      to March 31, 1996
                                                   ----------------------------     --------------     -------------------
                                                                                      (unaudited)          (unaudited)

Cash flows from operating activities:
  Net loss                                                  $ (54,832)                $ (738,612)           $ (793,444)
  Adjustments to reconcile net loss to net
      cash used in operating activities:
    Depreciation and amortization                                 469                      5,867                 6,336
    Stock issued for expenses                                  34,000                       -                   34,000
    Interest paid with Preferred Stock                                                     4,111                 4,111
    Changes in assets and liabilities:
      Increase in prepaid expenses                             (7,463)                   (10,347)              (17,810)
      Increase in other assets                                 (8,089)                   (63,754)              (71,843)
      Increase in accounts payable                             31,686                    179,014               210,700
      Increase in deposits                                       -                        50,000                50,000
                                                             --------                 ----------            ----------

        Net cash used in operating activities                  (4,229)                  (573,721)             (577,950)

Cash flows from investing activities:
  Purchase of property and equipment                          (12,076)                  (109,115)             (121,191)
                                                             --------                 ----------            ----------

        Net cash used in investing activities                 (12,076)                  (109,115)             (121,191)

Cash flows from financing activities:
  Issuance of note payable                                    250,000                       -                  250,000
  Proceeds from issuance of Preferred Stock                      -                     2,695,889             2,695,889
                                                             --------                 ----------            ----------

        Net cash provided by financing activities             250,000                  2,695,889             2,945,889
                                                             --------                 ----------            ----------

Net increase in cash                                          233,695                  2,013,053             2,246,748

Cash at beginning of period                                      -                       233,695                  -
                                                             --------                 ----------            ----------

Cash at end of period                                        $233,695                 $2,246,748            $2,246,748
                                                             ========                 ==========            ==========

Supplemental cash flow information:
  Noncash financing activities:
    Note payable and accrued interest
      converted into Preferred Stock                                                    $254,111              $254,111
                                                                                        ========              ========




   The accompanying notes are an integral part of the financial statements.

                               FREELOADER, INC.
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

             (Information with respect to the three months ended
                         March 31, 1996 is unaudited)




A.  Nature of Business:
    ------------------

    Freeloader, Inc. (the "Company") was incorporated under the laws of Delaware on November 13, 1995. The Company was formed primarily to offer Internet users an application with which they may subscribe to home pages of their choice. Through automatic daily or weekly downloads, users will be able to view their chosen Web pages off-line in real time with their current browsers.

    Since its inception, the Company has devoted its efforts to establishing its business, raising capital, recruiting personnel, developing technology, and marketing. Accordingly, the Company is considered to be a development stage enterprise for the periods presented.


B.  Significant Accounting Policies:
    -------------------------------

    Research and Development Costs

    Research and development costs, which principally represent consulting fees incurred in the conceptual formulation and development of the Company's technology, are expensed as incurred. Software development costs that would be required to be capitalized under Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed", have not been material.

    Property and Equipment

    Property and equipment is recorded at cost. Expenditures for maintenance and repairs are charged to operations. Depreciation is computed using the straight-line method over the estimated useful lives of 5 years for computer equipment and 2 years for purchased software.

    Upon retirement or sale, the cost of the assets disposed and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in the determination of net income.

    Other Assets

    Other assets principally include organization costs and trademarks at cost, net of amortization on a straight-line basis over a five-year period.

    Accumulated amortization relating to organization costs and trademarks was $126 and $1,034 for the period from November 13, 1995 (date of inception) to December 31, 1995 and the three months ended March 31, 1996, respectively.

                                   Continued

                               FREELOADER, INC.
                       (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

    (Information with respect to the three months ended March 31, 1996 is unaudited).


    Income Taxes

    The Company accounts for income taxes according to SFAS No. 109, "Accounting for Income Taxes." Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. SFAS No. 109 also requires a valuation account against deferred tax assets if, based on available weighted evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

    Risk and Uncertainties

    Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company deposits its cash in banks which it believes are creditworthy.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.


C.  Property and Equipment:
    ----------------------

    Property and equipment consisted of the following:



                                                   December 31,     March 31,
                                                      1995            1996
                                                   ------------   ------------

Computer equipment and purchased software            $ 12,076       $ 121,191
Accumulated depreciation                                 (343)         (5,302)
                                                     ---------      ----------

                                                     $ 11,733       $ 115,889
                                                     =========      ==========


Depreciation expense amounted to $343 and $4,959 for the period from November 13, 1995 (date of inception) to December 31, 1995 and the three months ended March 31, 1996, respectively.

                                   Continued

                               FREELOADER, INC.
                       (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

    (Information with respect to the three months ended March 31, 1996 is unaudited).


D.  Commitments:
    -----------

    During 1995, the Company entered into an operating lease for office space. The lease expires on March 31, 1996. Rental expense for the period from November 13, 1995 (date of inception) to December 31, 1995 under the operating lease was $3,500. The remaining commitment of $3,000 was paid in 1996.

    On March 7, 1996, the Company entered into a new operating lease for office space. The term of the lease commenced on May 1, 1996 and expires on May 1, 1999. The minimum future rental expenses are as follows:

      1996                    $ 93,123
      1997                     124,164
      1998                     124,164
      1999                      31,041
                              --------

                              $372,492
                              ========


E.  Series A Convertible Preferred Stock:
    ------------------------------------

    On February 29, 1996, the Board of Directors authorized 6,000,000 shares of Preferred Stock, of which 5,900,000 shares were designated as Series A Convertible Preferred Stock with the rights, terms and privileges set forth in the Series A Convertible Preferred Stock Purchase Agreement (the "Agreement"). Subject to and in accordance with the provisions of the Agreement, any share of Series A Convertible Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of common stock on a one-to-one basis, subject to adjustment from time to time in accordance with the Agreement. On
    April 29, 1996, the Company issued 136,364 shares of Series A Convertible Preferred Stock, $.001 par value, for an aggregate purchase price of $75,000.


F.  Note Payable:
    ------------

    On December 15, 1995, the Company issued a $250,000 convertible promissory note (the "Note") with an annual interest rate of 8%. The Note and any accrued interest is due on or before April 15, 1996.

    The principal outstanding under this Note and any accrued interest is convertible, at the option of the holder, immediately upon the sale by the Company of equity securities of the Company. The conversion price will be equal to the per share purchase price of the sale.

                                   Continued

                               FREELOADER, INC.
                       (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

    (Information with respect to the three months ended March 31, 1996 is unaudited).


    The Note was converted as part of the first closing, which took place on February 29, 1996, of the Series A Convertible Preferred Stock issuance. The outstanding principal and interest of $254,111 were converted into shares of Series A Convertible Preferred Stock for an aggregate of 462,000 shares.

    In consideration of the purchase of the Note, the Company issued a warrant to the investor for common stock of the Company, with an insignificant fair value. The number of shares to be issued shall be approximately 129,000 at an exercise price of $0.50 per share. The warrant shall expire at the close of business on December 15, 2000. As of May 29, 1996, the warrant has not been exercised.


G.  Stock Option Plan:
    -----------------

    On December 14, 1995, the Board of Directors approved the establishment of an Incentive Stock Option Plan (the "Plan"). The Plan will initially have 1,000,000 options which will vest over a four-year period. The Plan provides for the granting of incentive stock options ("ISOs") and nonqualified stock options ("NQSOs"). Any nonqualified options issued to outside directors, advisors or consultants will be included in the 1,000,000 share allocation. As of December 31, 1995, no options under the Plan had been granted. On February 29, 1996, the Board of Directors approved an increase in the number of authorized shares under the Plan to 2,050,000 shares of common stock for issuance to employees, consultants, and contractors. As of March 31, 1996, 1,462,000 ISOs had been granted under the Plan with an option price per share of $0.055, of which no shares were exercisable.


H.  Income Taxes:
    ------------

    No income tax provision or benefit has been provided for federal income tax purposes as the Company has incurred losses since inception. As of December 31, 1995, the net deferred tax asset totaled approximately $20,000, principally related to net operating loss carryforwards of approximately $55,000. As of March 31, 1996, the net deferred tax asset totaled approximately $301,000, principally related to net operating loss carryforwards of approximately $793,000. These net operating loss carryforwards, if not utilized, will commence expiring in 2010. Due to the uncertainty surrounding the realization of these favorable tax attributes in future tax returns, all of the net deferred tax assets has been fully offset by a valuation allowance.

                                   Continued

                               FREELOADER, INC.
                       (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

    (Information with respect to the three months ended March 31, 1996 is unaudited).

I.  Related Party Transactions:
    --------------------------

    The founders of the Company paid certain expenses of the Company and accordingly were reimbursed with 6,000,000 shares of common stock, which were determined to have a fair value of $34,000 by the Board of Directors. Expenses paid by the founders in excess of $34,000, which totaled $4,339 and were included in accounts payable at December 31, 1995, were reimbursed to the founders in January 1996.


J.  Subsequent Event:
    ----------------

    On June 28, 1996, Individual, Inc., a Delaware corporation, completed the acquisition of FreeLoader, Inc., by means of a merger (the "Merger"), pursuant to the Agreement and Plan of Reorganization dated as of May 30, 1996. As a result of the Merger, FreeLoader, Inc. became a wholly-owned subsidiary of Individual, Inc.

        (b)     Pro Forma Financial Information.
                -------------------------------

                Individual, Inc. and FreeLoader, Inc. Pro Forma
                Combined Condensed Consolidated Balance Sheet as of March 31, 1996 (Unaudited)

                Individual, Inc. and FreeLoader, Inc. Pro Forma
                Combined Condensed Consolidated Statement of
                Operations for the Year Ended March 31, 1996
                (Unaudited)

                Individual, Inc. and FreeLoader, Inc. Notes to
                Unaudited Pro Forma Combined Condensed Consolidated Financial Statements


                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS



     The following unaudited pro forma combined condensed consolidated financial statements give effect to the acquisition of FreeLoader, Inc. ("FreeLoader") by Individual, Inc. ("Individual"), by means of a merger (the"Merger"), under the purchase method of accounting. The unaudited pro forma combined condensed consolidated balance sheet combines Individual's unaudited consolidated balance sheet and FreeLoader's unaudited balance sheet at March 31, 1996 as if the Merger occurred on March 31, 1996. The unaudited pro forma combined condensed consolidated statement of operations combine the historical results of operations of Individual and FreeLoader, for the three months ended March 31, 1996 as if the Merger had occurred at the beginning of such period. The operating results of FreeLoader for the year ended December 31, 1995 was not material to the results of operations of Individual. Therefore, the pro forma combined condensed consolidated statement of operations for the year ended December 31, 1995 has been omitted.


     The unaudited pro forma combined condensed consolidated financial statements do not reflect cost savings and synergies which might be achieved from the Merger. The unaudited pro forma combined condensed consolidated financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the Merger been effected for the period indicated or the results or financial position which may by obtained in the future.


     These combined condensed consolidated pro forma financial statements are based on and should be read in conjunction with the audited and unaudited consolidated financial statements of Individual, including the notes thereto, and the audited and unaudited financial statements of FreeLoader, including the notes thereto.


     The Merger transaction did not result in any significant pro forma adjustments to the pro forma combined condensed consolidated statement of operations.

                               INDIVIDUAL, INC.
                                      AND
                               FREELOADER, INC.
            Pro Forma Combined Condensed Consolidated Balance Sheet
                             As of March 31, 1996
                                  (Unaudited)

                               ASSETS                                                       Pro Forma      Combined
                                                        Individual Inc.     FreeLoader     Adjustments    Pro Forma
                                                        ---------------     ----------     -----------    ---------
                                                                                             (note B)
Current assets:
  Cash and cash equivalents                               $34,221,852       $2,246,748                  $36,468,600
  Investments in marketable securities                      1,954,794           --                        1,954,794
  Accounts receivable, net                                  4,589,052           --                        4,589,052
  Prepaid expenses                                            199,672           17,810                      217,482
                                                              -------           ------                      -------
             Total current assets                          40,965,370        2,264,558                   43,229,928

Property and equipment, net                                 2,824,450          115,889                    2,940,339
Other assets, net                                             256,323           70,809                      327,132
                                                              -------           ------                      -------
   Total assets                                           $44,046,143       $2,451,256                  $46,497,399
                                                          ===========       ==========                  ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                          $925,628         $210,700                   $1,136,328
   Accrued expenses                                         3,614,239           50,000   $2,400,000       6,064,239
   Deferred revenue                                         9,002,318           --                        9,002,318
   Bank loans                                                 638,067           --                          638,067
   Current obligations under capital leases                   127,073           --                          127,073
                                                           ----------        ---------   -----------     ----------
                Total current liabilities                  14,307,325          260,700    2,400,000      16,968,025
Capital lease obligations                                     750,856           --                          750,856
Bank loans                                                     48,028           --                           48,028

Stockholders' equity:
    Common stock                                              121,166            6,000        9,143         136,309
    Preferred stock                                            --                5,364       (5,364)              0
    Additional paid-in capital                             49,886,574        2,972,636   30,993,306      83,852,516
    Accumulated deficit                                   (21,054,929)        (793,444) (33,397,085)    (55,245,458)
                                                           ----------        ---------   -----------     ----------
                                                           28,952,811        2,190,556   (2,400,000)     28,743,367

     Treasury stock                                           (12,877)           --                         (12,877)
                                                             --------         --------   -----------       --------

                Total stockholders' equity                 28,939,934        2,190,556   (2,400,000)     28,730,490
                                                           ----------        ---------   -----------     ----------

Total liabilities and stockholders' equity                $44,046,143       $2,451,256           $0     $46,497,399
                                                          ===========       ==========   ===========    ===========

                               INDIVIDUAL, INC.
                                     AND
                               FREELOADER, INC.
       Pro Forma Combined Condensed Consolidated Statement of Operations
                   For the Three Months Ended March 31, 1996
                                  (Unaudited)


                                                                                                 Combined
                                                            Individual Inc.      FreeLoader      Pro Forma
                                                            ---------------      ----------      ---------
Revenue                                                         $5,029,291                      $5,029,291
Cost of revenue                                                  2,257,506                       2,257,506
                                                                 ---------                       ---------
Gross margin                                                     2,771,785                       2,771,785
Operating expense:
        Sales and marketing                                      1,060,544                       1,060,544
        New subscriber acquisition                               2,230,703                       2,230,703
        Research and development                                   838,725         $352,783      1,191,508
        General and administrative                                 655,422          390,719      1,046,141
                                                                   -------          -------      ---------
                Total operating expense                          4,785,394          743,502      5,528,896
                                                                 ---------          -------      ---------
                Loss from operations                            (2,013,609)        (743,502)    (2,757,111)
Interest income and other income (expense), net                    241,594            9,001        250,595
Interest expense                                                  (738,206)          (4,111)      (742,317)
                                                                  ---------          -------      ---------
Net loss                                                       ($2,510,221)       ($738,612)   ($3,248,833)
                                                               ============       ==========   ============

Historical pro forma net loss per common share                      ($0.25)
                                                                    =======
Historical pro forma weighted average common
shares outstanding                                               9,844,520
                                                                 =========
Pro forma net loss per common share                                                                 ($0.29)
                                                                                                    =======
Pro forma weighted average common
shares outstanding                                                                              11,358,829
                                                                                                ==========


                               INDIVIDUAL, INC.
                                      AND
                               FREELOADER, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



A.  PRO FORMA BASIS OF PRESENTATION


     On June 28, 1996, Individual completed the acquisition of FreeLoader, Inc., a Delaware corporation, by means of the Merger of FL Merger Corp., a Delaware corporation and wholly owned subsidiary of Individual, ("Merger Sub"), with and into FreeLoader, with FreeLoader continuing as the surviving corporation, pursuant to that certain Agreement and Plan of Reorganization dated as of May 30, 1996 by and among Individual, Merger Sub, FreeLoader and certain stockholders of FreeLoader (the "Merger Agreement"). As a result of the Merger, FreeLoader became a wholly-owned subsidiary of Individual.



B.  PRO FORMA ADJUSTMENTS


     The pro forma adjustments described below are required to allocate the purchase price and the estimated acquisition costs to the net assets of FreeLoader based upon their estimated fair values at March 31, 1996 as determined by the management of Individual. Such allocations will be revised to reflect changes in purchased technology, assets, and liabilities through June 28, 1996 (the date of the acquisition), as well as the determination of the actual acquisition costs and final evaluation of fair value.


     Pursuant to the Merger Agreement, Individual acquired FreeLoader in exchange for approximately 1,514,309 shares of common stock, options to purchase 360,180 shares of common stock and other consideration and costs with a total estimated purchase price of approximately $36,400,000 (based on the fair value of Individual, Inc. Common Stock and options at May 30, 1996 and estimated accrued deal costs of $2,400,000). The transaction will be accounted for as a purchase. Approximately $2,200,000 of the purchase price has been allocated to the net identifiable assets acquired and approximately $34,200,000 has been allocated to purchased technology determined to be in-process and accordingly, expensed at consumation. This nonrecurring charge was not reflected in the pro forma combined condensed consolidated statement of operations, and is reflected as a component of the pro forma balance sheet adjustments to accumulated deficit.


     The issuance of Individual's common stock, net of the elimination of FreeLoader's common stock, preferred stock, additional paid-in capital, and accumulated deficit, is reflected in the pro forma balance sheet adjustments.

        (c)     Exhibits.
                --------

Exhibit No.                       Description
- -----------                       -----------

2.1 Agreement and Plan of Reorganization dated as of May 30, 1996 by and among Individual, Inc., FL Merger Corp., FreeLoader, Inc. and certain stockholders of FreeLoader, Inc.

99.1 Registration Rights Agreement dated as of June 28, 1996 by and among Individual, Inc. and the securityholders of FreeLoader, Inc.

99.2 Escrow Agreement dated as of June 28, 1996 by and among Individual, Inc., the securityholders of FreeLoader, Inc., Frederick Wilson, as representative of the securityholders of FreeLoader, Inc., and Fleet National Bank, as escrow agent.

99.3        Risk Sharing Arrangement

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Individual, Inc.
                                             ---------------------------------
                                             (Registrant)


                                              /s/ Robert L. Lentz
Date:   July 12, 1996                         --------------------------------
                                              Robert L. Lentz
                                              Vice President, Finance and Chief
                                              Financial Officer

                                 EXHIBIT INDEX


                                                            Page Number in
                                                            Sequentially
Exhibit No.                     Description                 Numbered Copy
- -----------                     -----------                 -------------

2.1                 Agreement and Plan of Reorganization
                    dated as of May 30, 1996 by and among
                    Individual, Inc., FL Merger Corp.,
                    FreeLoader, Inc. and certain
                    stockholders of FreeLoader, Inc.

99.1                Registration Rights Agreement dated as of
                    June 28, 1996 by and among Individual, Inc.
                    and the securityholders of FreeLoader, Inc.

99.2 Escrow Agreement dated as of June 28, 1996 by and among Individual, Inc., the securityholders of FreeLoader, Inc., Frederick Wilson, as representative of the securityholders of FreeLoader, Inc., and Fleet National Bank, as escrow agent.


99.3                Risk Sharing Arrangement